FT4143


                      MASTER INVESTMENT MANAGEMENT CONTRACT

                               Republic Portfolios
                                  P.O. Box 2494
                          Elizabethan Square, 2nd Floor
                            George Town, Grand Cayman
                               Cayman Islands, BWI
                                 (809) 945-1824



November 21, 1994



Republic National Bank of New York
452 Fifth Avenue
New York, NY  10018

Dear Sirs:

         This will confirm the agreement between the undersigned (the "Portfolio Trust") and Republic National Bank of New York (the "Adviser") as follows:

         1. The Portfolio Trust is an open-end investment company organized as a New York trust and consists of one or more separate investment portfolios (the "Portfolio Series") as may be established and designated by the Trustees from time to time. This Contract shall pertain to such Portfolio Series as shall be designated in Supplements to this Contract as further agreed between the Portfolio Trust and the Adviser. Separate interests in the Portfolio Trust are offered to investors with respect to each Portfolio Series. The Portfolio Trust engages in the business of investing and reinvesting the assets of each Portfolio Series in the manner and in accordance with the investment objectives and restrictions specified in the currently effective Registration Statement relating to the Portfolio Trust and the Portfolio Series, as amended from time to time (the "Registration Statement"), filed by the Portfolio Trust under the Investment Company Act of 1940 (the "1940 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Adviser promptly.

         2. The Portfolio Trust hereby appoints the Adviser to provide the investment advisory services specified in this Contract and the Adviser hereby accepts such appointment. The Portfolio Trust expressly authorizes the Adviser, subject to compliance with applicable law, to employ one or more subadvisers to provide all or any portion of the services contemplated hereby, subject to supervision and oversight of the Adviser, on such terms and conditions as the Adviser determines appropriate.

         3. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its


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Republic National Bank of New York
November 21, 1994
Page 2


obligations under this Contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Contract.

             (b) The Portfolio Trust shall be responsible for all of its expenses and liabilities, including compensation of its Trustees who are not affiliated with the Administrator, the Exclusive Placement Agent or any affiliates of the Administrator or the Exclusive Placement Agent; taxes and governmental fees; interest charges; fees and expenses of the Portfolio Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of the Portfolio Series), transfer agent, registrar and disbursing agent of the Portfolio Trust; expenses of preparing and printing Registration Statements and reports to investors, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' meetings; organization expenses; and extraordinary expenses.

         4. (a) The Adviser shall provide to the Portfolio Trust investment guidance and policy direction in connection with the management of the portfolio of each Portfolio Series, including oral and written research, analysis, advice, statistical and economic data and information and judgments of both a macroeconomic and microeconomic character.

         The Adviser will determine the securities to be purchased or sold by each Portfolio Series and will place orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in such securities. The Adviser will determine what portion of each Portfolio Series' portfolio shall be invested in securities described by the policies of such Portfolio Series and what portion, if any, should be invested otherwise or held uninvested.

         The Portfolio Trust will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory customers of the Adviser. It is understood that the Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates nor will the Adviser seek to obtain any such information.

         (b) The Adviser also shall provide to the Portfolio Trust's officers administrative assistance in connection with the operation of the Portfolio Trust and each of the Portfolio Series, which shall include (i) compliance with all reasonable requests of the Portfolio Trust for information, including information required in connection with the Portfolio Trust's filings with the Securities and Exchange Commission and (ii) such other services as the Adviser shall from time to time determine, upon consultation with the Administrator, to be necessary or


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Republic National Bank of New York
November 21, 1994
Page 3


useful to the administration of the Portfolio Trust and each of the Portfolio Series.

         (c) As manager of the assets of each Portfolio Series, the Adviser shall make investments for the account of each Portfolio Series in accordance with the Adviser's best judgment and within the investment objectives and restrictions set forth in the Registration Statement, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies subject to policy decisions adopted by the Portfolio Trust's Board of Trustees.

         (d) The Adviser shall furnish to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of each Portfolio Series and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Portfolio Trust's officers or Board of Trustees shall reasonably request.

         (e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio Series as well as other customers, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Adviser may also on occasions purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to that Portfolio Series and to such other customers.

         5. The Adviser shall give the Portfolio Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Contract. As an inducement to the Adviser's undertaking to render these services, the Portfolio Trust agrees that the Adviser shall not be liable under this Contract for any mistake in judgment or in any other event whatsoever provided that nothing in this Contract shall be deemed to protect or purport to protect the Adviser against any liability to the Portfolio Trust or its investors to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Contract or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

         6. The Adviser shall receive no fee in consideration of the services to be rendered under this Contract.

         7. If the aggregate expenses of every character incurred by or allocated to a feeder fund in a two tier mutual fund structure which invests substantially all of its investable assets in a Portfolio Series (a "Feeder Fund") in any fiscal year, other than interest, taxes, brokerage commissions and other portfolio transaction expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles and any extraordinary


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Republic National Bank of New York
November 21, 1994
Page 4


expense (including, without limitation, litigation and indemnification expense) otherwise allocable to the Feeder Fund, but including the aggregate allocable fees payable under this Contract ("includable expenses"), shall exceed the expense limitations applicable to that Feeder Fund imposed by state securities law or regulations thereunder, as these limitations may be raised or lowered from time to time, the Adviser shall pay the corresponding Portfolio Series an amount equal to 50% of that excess. With respect to portions of a fiscal year in which this Contract shall be in effect, the foregoing limitations shall be prorated according to the proportion which that portion of the fiscal year bears to the full fiscal year. At the end of each month of the Portfolio Trust's fiscal year, the Sponsor will review the includable expenses accrued during that fiscal year to the end of the period and shall estimate the contemplated includable expenses for the balance of that fiscal year. If, as a result of that review and estimation, it appears likely that the includable expenses will exceed the limitations referred to in this paragraph 7 for a fiscal year with respect to a Feeder Fund, the monthly fees relating to the corresponding Portfolio Series payable to the Adviser under this Contract for such month shall be reduced, subject to a later reimbursement to reflect actual expenses, by an amount equal to 50% of a pro rata portion (prorated on the basis of the remaining months of the fiscal year, including the month just ended) of the amount by which the includable expenses for the fiscal year (less an amount equal to the aggregate of actual reductions made pursuant to this provision with respect to prior months of the fiscal year) are expected to exceed the limitations provided in this paragraph 7. For purposes of the foregoing, the value of the net assets of each Portfolio Series shall be computed in the manner specified in paragraph 6, and any payments required to be made by the Adviser shall be made once a year promptly after the end of the Portfolio Trust's fiscal year.

         8. (a) This Contract and any Supplement shall become effective with respect to a Portfolio Series on the date specified in the Supplement and shall thereafter continue in effect with respect to that Portfolio Series for a period of more than two years from such date with respect to the Portfolio Series only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting interests of the Portfolio Series (as defined in the 1940 Act) or by the Portfolio Trust's Board of Trustees and
(ii) by the vote, cast in person at a meeting called for that purpose, of a majority of the Portfolio Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party.

         (b) This Contract and any Supplement hereto may be terminated with respect to a Portfolio Series at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting interests of that Portfolio Series (as defined in the 1940 Act) or by a vote of a majority of the entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Portfolio Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9. Except to the extent necessary to perform the Adviser's obligations under this Contract, nothing herein shall be deemed to limit or restrict the


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Republic National Bank of New York
November 21, 1994
Page 5


right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         10. The investment management services of the Adviser to the Portfolio Trust under this Contract are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.

         11. This Contract shall be construed in accordance with the laws of the State of New York provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

         12. In the event that the Board of Trustees of the Portfolio Trust shall establish one or more additional investment portfolios, it shall so notify the Adviser in writing. If the Adviser wishes to render investment advisory services to such portfolio, it shall so notify the Portfolio Trust in writing, whereupon such portfolio shall become a Portfolio Series hereunder.

         13. The Declaration of Trust establishing the Portfolio Trust, (the "Declaration"), provides that the name "Republic Portfolios" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no investor, trustee, officer, employee or agent of the Portfolio Trust shall be subject to claims against or obligations of the Portfolio Trust to any extent whatsoever, but that the Portfolio Trust estate only shall be liable.

         If the foregoing correctly sets forth the agreement between the Portfolio Trust and the Adviser, please so indicate by signing and returning to the Portfolio Trust the enclosed copy hereof.

         Very truly yours,

         REPUBLIC PORTFOLIOS


         By
         Title:


         ACCEPTED:

         REPUBLIC NATIONAL BANK OF NEW YORK


         By
         Title:




FT4143

                   INVESTMENT MANAGEMENT CONTRACT SUPPLEMENT

                               Republic Portfolios
                                  P.O. Box 2494
                          Elizabethan Square, 2nd Floor
                            George Town, Grand Cayman
                               Cayman Islands, BWI
                                 (809) 945-1824

November 21, 1994


Republic National Bank of New York
452 Fifth Avenue
New York, NY  10018

Dear Sirs:

         Re:  International Equity Portfolio

         This will confirm the agreement between the undersigned (the "Portfolio Trust") and Republic National Bank of New York (the "Adviser") as follows:

         1. The Portfolio Trust is an open-end management investment company organized as a New York trust and consists of such separate investment portfolios as have been or may be established by the Trustees of the Portfolio Trust from time to time. A separate class of shares of beneficial interest of the Portfolio Trust is offered to investors with respect to each investment portfolio. International Equity Portfolio (the "Portfolio Series") is a separate investment portfolio of the Portfolio Trust.

         2. The Portfolio Trust and the Adviser have entered into a Master Investment Management Contract ("Master Management Contract") pursuant to which the Portfolio Trust has employed the Adviser to provide investment advisory and other services specified in that Contract and the Adviser has accepted such employment.

         3. As provided in paragraph 1 of the Master Management Contract, the Portfolio Trust hereby adopts the Master Management Contract with respect to the Portfolio Series and the Adviser hereby acknowledges that the Master Management Contract shall pertain to the Portfolio Series, the terms and conditions of the Master Management Contract being hereby incorporated herein by reference.

         4. The term "Portfolio Series" as used in the Master Management Contract shall, for purposes of this Supplement, pertain to the Portfolio Series.

         5. This Supplement and the Master Management Contract (together, the "Contract") shall become effective with respect to the Portfolio Series on November 21, 1994 and shall thereafter continue in effect with respect to the Portfolio Series for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio Series (as defined in the 1940 Act) or by the Portfolio Trust's Board of Trustees and (b)


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Republic National Bank of New York
November 21, 1994
Page 2


by the vote, cast in person at a meeting called for that purpose, of a majority of the Portfolio Trust's Board of Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940
Act)) of any such party. This Contract may be terminated with respect to the Portfolio Series at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Portfolio Series (as defined in the 1940 Act) or by a vote of a majority of Portfolio Trust's entire Board of Trustees on 60 days' written notice to the Portfolio Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         If the foregoing correctly sets forth the agreement between the Portfolio Trust and the Adviser, please so indicate by signing and returning to the Portfolio Trust the enclosed copy hereof.

         Very truly yours,

         REPUBLIC PORTFOLIOS



         By
         Title:

         ACCEPTED:

         REPUBLIC NATIONAL BANK OF NEW YORK



         By
         Title:




FT4143

                   INVESTMENT MANAGEMENT CONTRACT SUPPLEMENT

                               Republic Portfolios
                                  P.O. Box 2494
                          Elizabethan Square, 2nd Floor
                            George Town, Grand Cayman
                               Cayman Islands, BWI
                                 (809) 945-1824

November 21, 1994


Republic National Bank of New York
452 Fifth Avenue
New York, NY  10018

Dear Sirs:

         Re:  Fixed Income Portfolio

         This will confirm the agreement between the undersigned (the "Portfolio Trust") and Republic National Bank of New York (the "Adviser") as follows:

         1. The Portfolio Trust is an open-end management investment company organized as a New York trust and consists of such separate investment portfolios as have been or may be established by the Trustees of the Portfolio Trust from time to time. A separate class of shares of beneficial interest of the Portfolio Trust is offered to investors with respect to each investment portfolio. Fixed Income Portfolio (the "Portfolio Series") is a separate investment portfolio of the Portfolio Trust.

         2. The Portfolio Trust and the Adviser have entered into a Master Investment Management Contract ("Master Management Contract") pursuant to which the Portfolio Trust has employed the Adviser to provide investment advisory and other services specified in that Contract and the Adviser has accepted such employment.

         3. As provided in paragraph 1 of the Master Management Contract, the Portfolio Trust hereby adopts the Master Management Contract with respect to the Portfolio Series and the Adviser hereby acknowledges that the Master Management Contract shall pertain to the Portfolio Series, the terms and conditions of the Master Management Contract being hereby incorporated herein by reference.

         4. The term "Portfolio Series" as used in the Master Management Contract shall, for purposes of this Supplement, pertain to the Portfolio Series.

         5. This Supplement and the Master Management Contract (together, the "Contract") shall become effective with respect to the Portfolio Series on November 21, 1994 and shall thereafter continue in effect with respect to the Portfolio Series for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio Series (as defined in the 1940 Act) or by the Portfolio Trust's Board of Trustees and (b)


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Republic National Bank of New York
November 21, 1994
Page 2


by the vote, cast in person at a meeting called for that purpose, of a majority of the Portfolio Trust's Board of Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940
Act)) of any such party. This Contract may be terminated with respect to the Portfolio Series at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Portfolio Series (as defined in the 1940 Act) or by a vote of a majority of Portfolio Trust's entire Board of Trustees on 60 days' written notice to the Portfolio Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         If the foregoing correctly sets forth the agreement between the Portfolio Trust and the Adviser, please so indicate by signing and returning to the Portfolio Trust the enclosed copy hereof.

         Very truly yours,

         REPUBLIC PORTFOLIOS


         By
         Title:


         ACCEPTED:

         REPUBLIC NATIONAL BANK OF NEW YORK


         By

         Title:




FT4143